As filed with the Securities and Exchange Commission on April 6, 2020

Registration No. 333-26641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to
FORM S-3D REGISTRATION STATEMENT (No. 333-26641)

UNDER THE SECURITIES ACT OF 1933

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	58-1392259
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 First Street, S.E.

Moultrie, Georgia 31768

(229) 985-1120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donna T. (Dee Dee) Lowery

Chief Financial Officer

6480 U.S. Hwy. 98 West

Hattiesburg, Mississippi 39402

(601) 268-8998

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Mark C. Kanaly

William W. Hooper

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: Not applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3D (the “Registration Statement”) of Southwest Georgia Financial Corporation, a Georgia corporation (the “Registrant”), previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-26641, originally filed with the Commission on May 7, 1997, as amended by Amendment No. 1, filed with the Commission on September 30, 1998.

On April 3, 2020, pursuant to that certain Agreement and Plan of Merger dated as of December 18, 2019 (the “Merger Agreement”), between the Registrant and The First Bancshares, Inc., a Mississippi corporation (“First Bancshares”), the Registrant merged with and into First Bancshares (the “Merger”).

In connection with the consummation of the Merger, the Registrant terminates the Registration Statement and deregisters the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, Mississippi on April 6, 2020.

THE FIRST BANCSHARES, INC. As successor by merger to Southwest Georgia Financial Corporation

By:	/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.